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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Tucker Anthony Sutro (formerly known as Freedom Securities Corporation) on Form S-8 pertaining to the Tucker Anthony Sutro Employee Stock Purchase Plan for the Employees of Hill Thompson Magid, L.P. of our report dated January 24, 2000, with respect to the financial statements of Freedom Securities Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 24, 2000.



                                        /s/ Ernst & Young LLP
                                        ---------------------------


New York, New York
January 19, 2001